EXHIBIT 10.26
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                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into this 1st day of July, 2002, by and between ADVANCED COMMUNICATIONS TECHNOLOGIES,
INC., a Florida corporation ("ADVC") arid RANDALL H. PROUTY and/or BRISTOL CAPITAL, LLC (collectively "Consultant," who, together with ADVC, shall hereinafter be referred to as the "Parties").


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and benefits to be derived by the Parties cooperation, and for other good and valuable consideration the existence, sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

     1. CONSULTATION SERVICES. ADVC hereby agrees to retain Consultant who agrees to perform the following services in accordance with the terms and conditions set forth in this Agreement:

     a. Consultant shall work at the direction of the Board and the Company's executive officers (the "Officers") regarding dispute resolution, and settlement negotiations including disputes with Advanced Communications Technologies (Australia), Pty Ltd, Roger May and the Needham/Dupont lawsuit;

     b. Consultant shall work at the direction of the Board and the Officers regarding equity markets, the structure of any debt or equity offerings, mergers and acquisitions and the communication with market makers anti other market professionals;

     c.   Consultant   shall  assist  as  required  to  devise,   implement  and
coordinate, in cooperation with and at the direction of the Board and the Officers, a corporate communications strategy to include the method and manner of disseminating information in its SEC filings, Web Site development, News Releases or other communications as determined by the Board and the Officers;

     d. Consultant shall perform other services for ADVC as requested by and at the direction of the Board and the Officers.

     Consultant shall perform all of his services to ADC in, a good and professional manner, in good faith and in accordance with the terms and conditions of this Agreement. All such services shall be performed subject to the direction of the Board and the Officers.

     2. TERM OF THE AGREEMENT. This Consulting Agreement shall be in force for a period of six months (the "Term") starting July 1, 2002 (the "Effective Date"). This Agreement shall automatically be extended 90 days at a time unless terminated as provided for in Section 9 hereto.

     3. COMPENSATION FOR SERVICES. Consultant shall receive the following compensation for his services to ADVC:

          a. PRIOR SERVICES. As payment for all services tendered to ADVC by Consultant prior to the Effective Date, Consultant shall be paid a $65,000 fee upon execution of this Agreement, of which shall be paid $10,000 in cash from available funds and the balance in restricted common stock at its fair market value.

          b. CONSULTING FEE. Consultant shall be paid a monthly consulting fee equal to $10,000 from available funds commencing on the Effective Date. Any accrued but unpaid fees owed to Consultant shall be reflected on the books and records of ADVC.

          c. TRANSACTION FEE. From time to time during the term of this Agreement, Consultant may provide introductions to third parties positioned to assist the Company in its operation or growth, such as, for example, financing sources and/or acquisitions. In the event such introductions lead to a specific transaction of which Consultant is the procuring cause, Consultant will be paid a reasonable fee ("Transaction Fee") in consideration thereof, in addition to the fees specified in this Section 3; provided that a written agreement between the Company and Consultant regarding the amount and payment terms of the Transaction Fee is executed by the parties. Such agreement shall be provided to the Board for execution by Consultant at the time the transaction underlying the Transaction Fees is proposed, or at such time as a written request is made by Consultant to the Board requesting action on the underlying transaction as proposed or introduced, or at such later time as agreed by Consultant and the Board at that time.

      4. EXPENSES. ADVC shall pay or promptly reimburse Consultant for all out-of-pocket expenses which are reasonably incurred as a result of the services provided by Consultant in connection with their performance hereunder, including all travel expenses. Expenses in excess of $1,500 are to be approved by ADVC prior to incurring them.

      5. EMPLOYMENT OF OTHERS. ADVC may from time to time request that the Consultant arrange for the services of others. The costs for such providers of such services will be paid directly by ADVC. Consultant agrees such services may only be retained directly by ADVC who shall approve, or not, any agreements made with such providers.

      6. INDEPENDENT CONTRACTOR. Consultant will perform his services in accordance with this Agreement at such location as Consultant determines, in its sole discretion. Consultant will act as an independent contractor in the performance of his duties under this Agreement and will pay and be responsible for all Federal and State payroll and other taxes on amounts, including stock, he receives from ADVC.

      7. NON-EXCLUSIVE NATURE OF CONSULTING ARRANGEMENT. Consultant shall perform his services for the Company on a part time basis and shall devote such time to his duties as are reasonably necessary. During the term of this Agreement and thereafter, Consultant shall have the right to perform any consulting or other services for any other person or entity so long as such services do not conflict with his ability to perform the consulting services described herein.

      8. TERMINATION. This Agreement may be terminated upon 30 days written notice by either Party during the Term of this Agreement.

      9.  INDEMNITY.

      a. ADVC agrees that it will defend, indemnify and, hold harmless Consultant and its representatives from all loss, liability, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs or expenses (including reasonable attorneys' fees) resulting from or arising out of ADVC providing Consultant with false or misleading information, from the breach of any representation or warranty in the Agreement or as a result of negligent or willful misconduct by ADVC. The obligation to indemnify Consultant shall be in full force and effect whether or not Consultant exercises its right to terminate this Agreement under this Section.

      b. Consultant agrees that it will defend, indemnify and hold harmless ADVC and its representatives from all loss, liability, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs or expenses (including reasonable attorneys' fees) resulting from or arising out of Consultant providing ADVC with false or misleading information, from the breach of any representation or warranty in the Agreement or as a result of negligent or willful misconduct by Consultant. The obligation to indemnify ADVC shall be in full force and effect whether or not ADVC exercises its right to terminate this Agreement under this Section.

      10. LEGAL ADVICE. The Parties hereto acknowledge each to the other they are represented by their own counsel at their own expense. Each Party signing this Agreement acknowledges they had ample opportunity to consult with their attorney concerning the terms of this Agreement.

      11. NOTICES. All notices, requests, demands and other communications hereunder shall be its writing and shall be deemed to have been duly delivered and received when hand delivered, telecopied, delivered by courier or three days after such notice is mailed by certified or registered mail, postage prepaid and return receipt requested, to the address set forth below or to such other address of which any party may have given notice in accordance with the terms hereof.

               If to the Company:

               Advanced Communications Technologies, Inc.
               c/o Mr. Wayne Danson
               Danson Partners, LLC
               420 Lexington Avenue, Suite 2739
               New York, NY  10170
               Fax:  (646) 227-1666

               If to the Consultant:
               Mr. Randall Prouty
               Bristol Capital, LLC
               1900 Decker School Lane
               Malibu, CA  90265-2339
               Fax:  (310) 589-0211
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     12.  ARBITRATION.  Any dispute or  controversy  arising  under,  out of, in connection with, or in relation to this Agreement and any amendments thereof, or the breach thereof, which are not informally resolved between the Parties within 20 business days after it arises or is made. shall be resolved by arbitration to be held in Los Angeles County, Califronia, in accordance with the rules then applicable of the American Arbitration Association. Any award rendered therein shall be final and binding on each and all of the Parties, and judgment stay be entered thereon in the applicable court for Los Angeles County, California.

     13.  GENERAL PROVISIONS.

     a. GOVERNING LAW. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of California. Venue for any action hereunder shall lie in Los Angeles County, California.

     b. SECTION HEADINGS. The section headings contained herein are for reference purposes only and will not in any way affect the meaning and interpretation of this Agreement.

     c. BINDING EFFECT. This Agreement will be binding upon and will operate for the benefit of the Parties hereto and their respective heirs, successors or representatives.

     d. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties. Any modification to this Agreement shall be in writing and executed by each of the Parties hereto.

     e. ENFORCEABILITY. The invalidity or unenforceability of any particular provisions of this Agreement will not affect the other provisions hereof. This Agreement will be construed in all respects as if such invalid or unenforceable provisions were omitted. No failure or delay in acting by Consultant or ADVC shall be deemed a waiver of any rights hereunder. Any waiver, amendment or modification to this Agreement shall be effective only if made in writing and agreed by the parties hereto.

     f. COUNTERPARTS AND FACSIMILES. This Agreement may be signed in one or more counterparts, each of which will be deemed an original and all of which together shall constitute an agreement. Facsimile signatures shall be deemed original signatures for the purpose of execution of this Agreement.

     g. ARMS-LENGTH. The Parties expressly represent, acknowledge and agree that this Agreement was negotitated and entered into on an arms-length basis. The preparation of this Agreement has been a joint effort of the Parties resulting in a document that shall not, solely as a matter of judicial construction, be construed more severely against one of the Parties over the other.

     h. WAIVER. No failure or delay in acting by Consultant shall be deemed a waiver of any rights hereunder. Should any provisions of this Agreement be found to be unenforceable, the remaining provisions shall be in full force and effect. Any waiver, amendment or modification to this Agreement shall be effective only if made in writing and agreement by the Parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date of the last executed signature below.

                                   ADVANCED COMMUNICATIONS
                                   TECHNOLOGIES, INC.

Date: /s/ 7/1/02                   By:   /s/ Wayne I. Danson
      -------------------------       ------------------------------------
                                         Wayne I. Danson
                                         Chief Financial Officer and Vice
                                         President


                                   BRISTOL CAPITAL, LLC

Date: /s/ 7/1/02                   By:   /s/ Randall Prouty
      -------------------------       ------------------------------------
                                         Randall H. Prouty
                                         Managing Member



Date: /s/ 7/1/02                   /s/ Randall Prouty
      -------------------------    ---------------------------------------
                                   RANDALL H. PROUTY, Individually